                                                                    EXHIBIT 4.15

                              AMENDMENT NO. 1 TO
                       REGISTRATION AGREEMENT AND CONSENT
                       ----------------------------------

     This Amendment No. 1 to Registration Agreement and Consent (this "Amendment") is entered into as of this 21st day of August, 1998, among Focal Communications Corporation, a Delaware corporation (the "Company") and the stockholders listed on the signature page hereof (the "Stockholders"). Capitalized terms not otherwise defined in this Agreement are used herein with the meanings assigned to such terms in the Registration Agreement, dated November 27, 1996, by and among the parties thereto (the "Registration Agreement") or the Stock Purchase Agreement, dated November 27, 1996, by and among the parties thereto (the "Stock Purchase Agreement"), as the case may be.

     WHEREAS, the Company and the Stockholders wish to amend the provisions of the Registration Agreement as provided in paragraph 1 of this Amendment;

     WHEREAS, the Stockholders collectively own all of the Institutional Investor Registrable Securities (as defined in the Registration Agreement), all of the Institutional Investor Stock (as defined in the Stock Purchase Agreement) and at least a majority of the Executive Stock (as defined in the Stock Purchase Agreement); and

     WHEREAS, the Stockholders wish to consent to the amendment (as provided in paragraph 1 of this Amendment) for purposes of the Stock Purchase Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment hereby agree as follows:

     1.   Amendment to Registration Agreement.  Pursuant to Section 8(d) of the
          -----------------------------------
Registration Agreement, clause (iii) of the second sentence of Section 1(a) of the Registration Agreement (and the proviso that follows such clause) is hereby amended and restated to read in its entirety as follows:

     "(iii) and the holders of at least 8% of the Registrable Securities then outstanding may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registration") if available; provided
                                                                       --------
     that the aggregate offering value of the Registrable Securities requested to be registered in any Long-Form Registration must equal at least $20 million if the registration is the Company's Initial Public Offering, at least $10 million in all other Long-Form Registrations, and at least $2 million in any Short-Form Registration."

     2.   Consent.  For all purposes of the Stock Purchase Agreement (including,
          -------
without limitation, Sections 4C(xii) and 4E thereof), each of the Stockholders consents to the amendment set forth in paragraph 1 of this Amendment.

     3.   Counterparts.  This Amendment may be executed in multiple
          ------------
counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     4.   Descriptive Headings.  The descriptive headings of this Amendment are
          --------------------
inserted for convenience only and do not constitute a part of this Amendment.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.




___________________________         MADISON DEARBORN CAPITAL
Brian F. Addy                       PARTNERS, L.P.
                                    By:  Madison Dearborn Partners, L.P., its
                                         General Partner
                                    By:  Madison Dearborn Partners, Inc., its
                                         General Partner


___________________________         By: _______________________________________
John R. Barnicle                         Its:__________________________________



___________________________         FRONTENAC VI, L.P.
Joseph Beatty                       By:  Frontenac Company, its General Partner

                                    By: _______________________________________
                                         Its:__________________________________



___________________________         BATTERY VENTURES III, L.P.
Robert C. Taylor, Jr.               By:  Battery Partners III, L.P., its General
                                         Partner

                                    By: _______________________________________
                                         Its:__________________________________


                                    FOCAL COMMUNICATIONS CORPORATION

                                    By: _______________________________________
                                         Its:__________________________________

                                       3